EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the use in this Registration Statement on Form S-4 of Ingram Micro Inc. of our report dated February 28, 2001 relating to the financial statements of Ingram Micro Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP
PricewaterhouseCoopers LLP

Orange County, California

September 18, 2001